UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2014

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 292-3800

5096 Richmond Road, Bedford Heights, Ohio 44146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Olympic Steel, Inc. (the “Company”) was held on April 30, 2014. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected David A. Wolfort, Ralph M. Della Ratta, Howard L. Goldstein and Dirk A. Kempthorne as directors of the Company to serve until the Company’s 2016 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
David A. Wolfort	8,806,891	519,984	1,043,247
Ralph M. Della Ratta	8,990,742	336,133	1,043,247
Howard L. Goldstein	8,261,738	1,065,137	1,043,247
Dirk A. Kempthorne	8,955,776	371,099	1,043,247

Proposal 2. The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

For	Against	Abstain
10,313,745	52,590	3,787

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,185,196	2,086,334	55,345	1,043,247

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

By:	/s/ Richard T. Marabito
Name: Richard T. Marabito Title: Chief Financial Officer

Date: May 6, 2014